POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that I, Lowell
P.
Weicker, Jr., located at 7 Little Point Street, Essex, CT 06426, do hereby nominate, constitute and appoint Thomas M. Costello, Jr., Daniel
S. Follis
or Terri Trainor Clark, with offices at One Campus Martius,
Detroit,
Michigan 48226, my true and lawful attorney in fact, for me and in my name, place and stead to:

Execute my name to any and all
documents, forms
and reports ("Documents"), whether such Documents are filed with the
Securities and Exchange Commission electronically or otherwise, for transactions in the securities of Compuware Corporation.


In addition,
I hereby give and grant unto my said attorney in fact, full power and authority to do and perform every act necessary, requisite or proper to be done in and about the premises as fully as I might or could do if I were personally present, with full power of substitution and revocation, hereby ratifying and confirming all that my said attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS
WHEREOF, I have here
unto set my hand this 19th day of October, 2005.


In presence of


/s/						/s/
Christine A. Zigman				Lowell P.
Weicker, Jr.

Witness					Signature
Subscribed and sworn to before
me
This 19th day
of October, 2005



/s/
Thomas W.
Lindner
Notary Public

Acting in Middlesex County,
State of
Connecticut

My Commission
expires: October 31, 2008